Exhibit 99.1

Contact: Todd M. Siefert, Chief Financial Officer
Phone: (615) 890-9100

NHI Announces Third Quarter 2026 Results

MURFREESBORO, Tenn. – (Monday, November 9, 2026) National Health Investors, Inc. (NYSE: NHI) announced today its results for the quarter ended September 30, 2026.

CEO Comments

“SHOP and private-pay senior housing remain central to our long-term growth strategy, and we have invested in our executive management team to strengthen operating execution and improve portfolio performance,” said Eric Mendelsohn, NHI’s President and CEO. “Our strengthened team has developed a focused plan to address underperformance and position the portfolio for sustainable NOI growth consistent with our underwriting standards.”

“We have closed more than $395 million in investments year-to-date and expect to complete significant additional investments before year-end, with ample capital available to fund our current pipeline. This activity reflects our continued confidence in private-pay senior housing and our ability to source attractive opportunities. Our focus remains on disciplined capital allocation and stronger operating execution to translate that growth into long-term value for stockholders,” concluded Mr. Mendelsohn.

Third Quarter Highlights

•Net income attributable to common stockholders per diluted share for the quarter ended September 30, 2026 was $11.47 per share compared to $0.69 per share for the same period in the prior year. Net income attributable to common stockholders per diluted share for the nine months ended September 30, 2026 was $13.52 per share compared to $2.22 per share for the same period in the prior year. During the quarter and nine months ended September 30, 2026, the Company recognized a gain of $541.6 million on the sale of the National Healthcare Corporation (“NHC”) leased portfolio completed on July 1, 2026 and recognized $9.9 million of impairment to a real estate property from the Real Estate Investments segment which was reclassified to assets held for sale in the current quarter. During the nine months ended September 30, 2026, the Company sold a total of 42 real estate properties from the Real Estate Investments segment for aggregate net proceeds of $672.1 million and recognized a total gain on dispositions of real estate properties of $567.5 million.

•National Association of Real Estate Investment Trusts (“NAREIT”) Funds from Operations (“FFO”) per diluted share for the quarter ended September 30, 2026 increased 2.8% to $1.12 per share compared to $1.09 per share for the same period in the prior year. NAREIT FFO per diluted share for the nine months ended September 30, 2026 increased 3.5% to $3.54 per share compared to $3.42 per share for the same period in the prior year. During the quarter and nine months ended September 30, 2026, resident fees and services, less senior housing operating expenses, increased $6.6 million and $19.6 million, respectively, due to the acquisition of 20 properties in the SHOP segment. During each of the quarter and nine months ended September 30, 2025, NAREIT FFO included a $10.8 million and $11.0 million, respectively in net reduction in rental income for the lease terminations associated with the seven properties transitioned to the SHOP segment in August 2025.

•Normalized FFO per diluted share for the quarter ended September 30, 2026 decreased 15.2% to $1.12 per share compared to $1.32 per share for the same period in the prior year. Normalized FFO per diluted share for the nine months ended September 30, 2026 decreased 4.1% to $3.54 per share compared to $3.69 per share for the same period in the prior year. Normalized FFO for the quarter and nine months ended September 30, 2026 included $1.1 million of transaction costs related to acquisitions the Company stopped pursuing. Normalized FFO for the nine months ended September 30, 2026 included $1.0 million of deferred income tax expense. Normalized FFO for the quarter and nine months ended September 30, 2025 included a $3.9 million reduction in cash rental income related to the lease terminations of the transitioned properties, and Normalized FFO for the nine months ended September 30, 2025 included a $3.4 million reduction in credit loss reserves.

NHI Reports Third Quarter 2026 Results

•Normalized Funds Available for Distribution (“FAD”) for the quarter ended September 30, 2026 decreased $5.1 million to $57.1 million compared to $62.2 million for the same period in the prior year. Normalized FAD for the nine months ended September 30, 2026 increased $7.0 million to $181.2 million compared to $174.2 million for the same period in the prior year. During the quarter and nine months ended September 30, 2026, resident fees and services, less senior housing operating expenses, increased $5.5 million and $13.2 million, respectively, from the acquisition of 20 properties since the fourth quarter of 2025. Cash rental income decreased $11.8 million and $11.5 million, respectively, due to the disposition of 42 properties in the Real Estate Investments segment, which included the 35 properties comprising the NHC portfolio.

Third Quarter Financial Results

Results for the quarter ended September 30, 2026 compared to the same period in the prior year were impacted by the following:

•Rental income decreased $1.5 million, or 2.5%, primarily due to an $11.8 million decrease in cash rental income from 42 dispositions since July 1, 2025. In addition, the Company had a $6.0 million decrease in cash rental income related to the seven properties transitioned to the SHOP segment in August 2025. These decreases were partially offset by a $2.8 million increase in cash rental income from five acquisitions since July 1, 2025 and the write-off of $12.1 million of straight-line rents receivable on the seven properties transitioned to the SHOP segment. Additionally, the rental income decrease was offset by $2.2 million of rent escalators.
•Resident fees and services, less senior housing operating expenses, increased $6.6 million, primarily due to a $5.5 million increase from the acquisition of 20 properties in the SHOP segment since the beginning of the fourth quarter of 2025 and a $0.5 million increase from the seven transitioned properties discussed above.
•On a same store (“Same Store”) basis, resident fees and services, less senior housing operating expenses, increased $0.6 million.
•Interest income from mortgage and other notes receivable decreased $1.3 million, or 20.6%, primarily due to a net reduction in the principal amounts of mortgage and other notes receivable outstanding in the quarter ended September 30, 2026 compared to the prior year period.
•Depreciation and amortization increased $5.5 million, or 27.4%, primarily due to a $6.2 million increase from properties acquired after July 1, 2025, partially offset by a $1.3 million decrease related to properties sold after July 1, 2025 and one property that was classified as assets held for sale as of September 30, 2026.
•Interest expense decreased $1.2 million, or 9.0%, which primarily consisted of a $3.4 million decrease from the repayments of term loans in 2025, a $2.4 million decrease attributable to the Credit Facility and a $4.5 million increase due to the 2033 Senior Notes issued in September 2025.
•Legal expense of $1.1 million in the quarter ended September 30, 2026 consisted primarily of the costs incurred for a large transaction in the SHOP segment which the Company is no longer pursuing.
•General and administrative expenses increased $1.7 million, or 26.8%, in the quarter ended September 30, 2026 primarily due to a $1.0 million increase in compensation costs, mostly related to headcount and share-based compensation, and a $0.5 million increase in professional fees.
•Loan and realty losses, net, of $9.7 million for the quarter ended September 30, 2026 primarily included $9.9 million of impairment recognized on a property in the Real Estate Investments segment which the Company sold in November 2026. Loan and realty gains, net, of $2.0 million for the quarter ended September 30, 2025 primarily included a reduction of credit loss reserves on notes receivable that were repaid in the prior year period.
•Gains on dispositions of real estate properties of $542.7 million for the quarter ended September 30, 2026 primarily related to the gain recognized on the sale of the NHC portfolio.
•Other non-operating income for the quarter ended September 30, 2026 primarily consisted of interest earned on the proceeds from the sale of the NHC portfolio.

NHI Reports Third Quarter 2026 Results

Portfolio Activity

•In July 2026, the Company sold its portfolio of 35 properties leased to NHC/OP, L.P., a wholly-owned subsidiary of NHC, and certain of its affiliates. The Company recognized $560.0 million in cash consideration, $5.3 million of closing costs and a $541.6 million gain on the sale. The NHC portfolio was included in the Real Estate Investments segment and consisted of 32 SNFs and three ILFs that were initially acquired by the Company in 1991.

•In July 2026, the Company completed the sale of two skilled nursing facilities located in Texas that were included in the Real Estate Investments segment. The Company recognized $18.9 million in cash consideration, $0.1 million of closing costs and a $1.5 million gain on the sale.

•In October 2026, the Company acquired a portfolio of six senior housing communities located in Kentucky, Michigan and Tennessee that have been included in the SHOP segment. The total purchase price was $107.7 million, including $1.2 million of closing costs. The portfolio, which consists of five ALFs and one ILF with a combined total of 443 units, is being managed by Allegro Living Management.

•In October 2026, the Company purchased an assisted living facility located in Michigan from Bickford for $16.8 million that has been included in the Real Estate Investments segment. In connection with the purchase, Bickford repaid its $14.7 million construction loan which was secured by this property. The property is being leased back to Bickford pursuant to an existing master lease agreement that has an annual lease rate of 8.70% and expires in May 2033.

•In October 2026, the Company purchased an inpatient rehabilitation hospital from The Sanders Trust, LLC for $34.6 million. The property is located in Florida and has been included in the Real Estate Investments segment. In connection with the purchase, The Sanders Trust, LLC repaid its $27.6 million construction loan which was secured by this property. The Company assumed the existing lease on the property with ClearSky Lake City which has an annual lease rate of 8.25% and expires in October 2046.

•In November 2026, the Company completed the sale of an assisted living facility located in Illinois for $3.3 million in cash consideration. During the quarter ended September 30, 2026, the Company recognized $9.9 million of impairment related to this property. This property was included in the Real Estate Investments segment and classified as assets held for sale as of September 30, 2026.

Recent Pipeline Developments

•The Company currently has approximately $285.3 million of investment opportunities under signed Letters of Intent (“LOI”) primarily in the SHOP segment with an expected average initial NOI yield of approximately 6.5%.

•In addition to the signed LOIs, the Company is currently evaluating a pipeline of approximately $400 million of investments which include SHOP, sale-leasebacks and loans with purchase options primarily for senior housing properties. The pipeline excludes portfolio deals.

Balance Sheet and Liquidity

As of September 30, 2026, the Company had $1.0 billion of consolidated net debt, including $203.0 million outstanding on its $700.0 million revolving credit facility. The Company had $46.6 million of cash and cash equivalents, $231.7 million of restricted cash and $108.3 million of deposits for future acquisitions.

The Company continues to maintain a strong financial profile with a consolidated net debt to annualized adjusted EBITDA ratio of 3.6x, which is currently well within the Company’s target range of 3.5x to 4.5x. The Company is in compliance with all debt covenants as of September 30, 2026 and has investment grade credit ratings from Moody’s, S&P Global and Fitch Ratings.

ATM Equity Program

Concurrently with the renewal of its shelf registration statement in March 2026, the Company entered into a new equity distribution agreement for the sale of up to $500.0 million in common stock under its ATM equity program. As of September 30, 2026, the Company had $500.0 million available under its ATM equity program.

NHI Reports Third Quarter 2026 Results

Dividend

On November 6, 2026, the Company’s board of directors declared a $0.94 per share dividend payable on January 29, 2027 to common stockholders of record as of December 31, 2026.

2026 Full-Year Guidance

The Company’s 2026 full-year guidance range, including information on the underlying assumptions and timing of certain transactions, is set forth below (in millions, except per share amounts):

	2026 Guidance Range
	Low	High
Net income attributable to common stockholders	$687.0	$687.6

Adjustments to NAREIT FFO:
Depreciation, net[1]	97.0	97.2
Gains on dispositions and impairments of real estate properties	(556.5)	(556.7)
Participating securities	1.0	1.1
NAREIT FFO attributable to common stockholders	228.5	229.2
Adjustments to Normalized FFO attributable to common stockholders:
Other	—	—
Normalized FFO attributable to common stockholders	228.5	229.2
Adjustments to FAD attributable to common stockholders:
Straight-line rent revenue and lease incentives amortization, net[1]	0.4	0.5
Equity method investment adjustments	(1.8)	(1.7)
Equity method investment non-refundable fees received	1.4	1.5
Non-cash share-based compensation expense	7.8	7.7
SHOP[1] and equity method investment recurring capital expenditures	(6.7)	(6.6)
Other[1,2]	7.0	7.1
FAD attributable to common stockholders	$236.6	$237.7

Weighted average common shares outstanding - diluted	48.8	48.8

NAREIT FFO per diluted share	$4.68	$4.70
Normalized FFO per diluted share	$4.68	$4.70

1    Net of amounts attributable to noncontrolling interests
2    Includes credit loss reserves, non-real estate depreciation, net, amortizations associated with debt facilities and participating securities.

The Company’s 2026 full-year guidance includes the following assumptions:

•$190 million in unidentified new investments;
•Continued fulfillment of existing commitments;
•Same Store SHOP NOI growth on 15 properties in a range of 1% - 3% in 2026 compared to 2025;
•Same Store SHOP NOI growth on 26 properties in a range of 0% - 1 % in Q4 2026 compared to Q4 2025; and
•Total SHOP NOI on 48 properties in a range of $43.8 million - $44.3 million, including $1.8 million from an October 1, 2026 acquisition.

In addition to the assumptions listed above, the Company’s guidance range is based on several other assumptions, many of which are outside the Company’s control and all of which are subject to change. The Company’s guidance range may change if actual results vary from these assumptions.

NHI Reports Third Quarter 2026 Results

Investor Conference Call and Webcast

The Company will host a conference call on Tuesday, November 10, 2026, at 10:00 a.m. ET, to discuss its third quarter 2026 results. The number to call for this interactive teleconference is (888) 506-0062, with the confirmation number 260192. The live broadcast of the Company’s third quarter conference call will be available online at www.nhireit.com. The online replay will follow shortly after the call and remain available for one year.

About National Health Investors, Inc.

National Health Investors, Inc. (NYSE: NHI), established in 1991 as a Maryland corporation, is a self-managed real estate investment trust (“REIT”). The Company owns, leases, operates and finances the development of high-quality real estate properties throughout the United States, focusing on senior housing communities and medical facilities. The Company operates through two reportable segments, Real Estate Investments and SHOP. The Company’s real estate property investments include independent living facilities, assisted living facilities, entrance fee communities, senior living campuses, skilled nursing facilities and hospitals. For more information, visit www.nhireit.com.

NHI Reports Third Quarter 2026 Results

Reconciliations of FFO, Normalized FFO and Normalized FAD
(unaudited and $ in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net income attributable to common stockholders	$562,680	$32,812	$658,280	$103,863
Real estate depreciation and amortization	24,760	19,662	72,175	57,903
Real estate depreciation attributable to noncontrolling interests	(405)	(400)	(1,211)	(1,227)
Impairments of real estate properties	9,866	—	9,866	—
Gains on dispositions of real estate properties	(542,704)	(113)	(567,283)	(337)
Adjustments attributable to holders of participating securities	763	—	739	—
NAREIT FFO attributable to common stockholders	54,960	51,961	172,566	160,202
Non-cash write-offs of straight-line rents receivable	—	12,141	—	12,350
Non-cash rental income related to operations transfers upon
early lease terminations	—	(1,375)	—	(1,375)
Proxy contest and related expenses	—	—	—	1,572
Normalized FFO attributable to common stockholders	54,960	62,727	172,566	172,749
Non-cash rent revenue adjustments, net	316	(616)	258	(2,108)
Non-real estate depreciation and amortization, net	924	487	2,597	1,202
Amortization of debt issuance costs and discounts	807	658	2,515	2,572
Adjustments attributable to equity method investment, net	(824)	(273)	(1,547)	(2,860)
Equity method investment non-refundable fees received	445	929	1,072	1,862
Recurring capital expenditures, net	(2,230)	(668)	(4,184)	(1,601)
Credit loss benefit	(149)	(1,979)	(258)	(3,386)
Share-based compensation expense	1,463	983	6,063	4,612
Transaction costs	1,148	—	1,148	1,164
Deferred income tax expense	224	—	956	—
Adjustments attributable to holders of participating securities	(6)	—	(17)	—
Normalized FAD attributable to common stockholders	$57,078	$62,248	$181,169	$174,206

Basic:
Weighted average common shares outstanding	49,037,240	47,433,336	48,599,033	46,615,262
NAREIT FFO attributable to common stockholders per share	$1.12	$1.10	$3.55	$3.44
Normalized FFO attributable to common stockholders per share	$1.12	$1.32	$3.55	$3.71

Diluted:
Weighted average common shares outstanding	49,041,952	47,623,623	48,696,008	46,774,872
NAREIT FFO attributable to common stockholders per share	$1.12	$1.09	$3.54	$3.42
Normalized FFO attributable to common stockholders per share	$1.12	$1.32	$3.54	$3.69

See the accompanying notes to the reconciliations of FFO, Normalized FFO, Normalized FAD and NOI.

NHI Reports Third Quarter 2026 Results

The following table reconciles net income, the most directly comparable generally accepted accounting principles (“GAAP”) financial measure, to NOI (unaudited and $ in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net income	$563,214	$32,478	$658,323	$102,984
Depreciation and amortization	25,763	20,216	75,002	59,291
Interest expense	12,521	13,766	43,375	43,104
Legal expense	1,050	134	1,800	2,655
Franchise, excise and other taxes	243	244	671	756
General and administrative expenses	8,005	6,311	24,679	19,265
Proxy contest and related expenses	—	—	—	1,572
Loan and realty losses (gains), net	9,717	(1,979)	9,608	(3,386)
Gains on dispositions of real estate properties	(542,704)	(113)	(567,283)	(337)
Other non-operating income	(2,854)	—	(2,975)	—
Income tax expense	279	—	1,011	—
Gain from equity method investment	(688)	(73)	(688)	(2,012)
NOI	$74,546	$70,984	$243,523	$223,892

The following table provides a summary of the Company’s NOI by segment (unaudited and $ in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Real Estate Investments segment	$63,028	$66,060	$212,092	$212,061
SHOP segment	11,518	4,924	31,431	11,831
Total NOI	$74,546	$70,984	$243,523	$223,892

The following table provides additional information on the Company’s SHOP segment NOI (unaudited and $ in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Same Store properties[1]	$3,539	$2,962	$10,133	$9,869
Acquisitions	5,471	—	13,172	—
Transitioned properties	2,508	1,962	8,126	1,962
Total SHOP segment NOI	$11,518	$4,924	$31,431	$11,831

1    Same Store is defined in the accompanying notes below.

See the accompanying notes to the reconciliations of FFO, Normalized FFO, Normalized FAD and NOI.

NHI Reports Third Quarter 2026 Results

Notes to the Reconciliations of FFO, Normalized FFO, Normalized FAD, NOI and Same Store

The supplemental performance measures described below may not be comparable to similarly titled measures used by other REITs. Consequently, funds from operations (“FFO”), Normalized FFO, Normalized FAD, NOI and Same Store, as presented herein, may not provide a meaningful measure of the Company’s performance as compared to that of other REITs. Since other REITs may not use a similar definition of these performance measures, caution should be exercised when comparing FFO, Normalized FFO, Normalized FAD, NOI and Same Store, as presented herein, to that of other REITs. These performance measures do not represent cash generated from operating activities in accordance with GAAP as they exclude the changes in operating assets and liabilities, and therefore should not be considered an alternative to net income as an indication of performance or as an alternative to net cash flows from operating activities, as determined in accordance with GAAP as a measure of liquidity, and are not necessarily indicative of cash available to fund cash needs. We calculate basic and diluted weighted average shares outstanding on a similar basis to GAAP when calculating our non-GAAP financial measures on a per share basis.

Funds From Operations - FFO

FFO and Normalized FFO are important supplemental performance measures for REITs. These performance measures are useful in that the historical cost accounting convention under GAAP requires real estate assets, other than land, to be depreciated over their estimated useful lives implying that the realizable values of real estate assets diminish predictably over time. Since real estate asset values typically rise and fall with market conditions, presentations of operating results of REITs using the historical cost accounting convention could be considered less informative to investors and should be supplemented with a measure such as FFO. FFO was designed by the REIT industry as a supplemental performance measure to address this issue.

The Company defines FFO, or NAREIT FFO, as net income attributable to common stockholders excluding gains on dispositions of real estate properties, impairments of real estate properties and real estate depreciation and amortization expense. These exclusions are adjusted to remove the impact of amounts that are attributable to noncontrolling interests and holders of participating securities. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company, and therefore caution should be exercised when comparing the Company’s FFO to that of other REITs.

Normalized FFO excludes from FFO certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing FFO for the current periods to similar prior periods. These adjustments may include, but are not limited to, impairments of non-real estate assets, gains or losses on non-real estate assets and liabilities and recoveries of previous write-downs on mortgage and other notes receivable.

Funds Available for Distribution - FAD

Normalized FAD is also an important supplemental performance measure for REITs. It is a useful measure of liquidity and serves as an indicator of the Company’s ability to distribute dividends to its stockholders each period. GAAP requires a lessor to recognize contractual lease payments as income on a straight-line basis over the expected term of the lease. This straight-line rent adjustment has the effect of reporting rental income that is significantly more or less than the contractual cash flows received pursuant to the terms of the lease agreements. GAAP also requires any discount or premium related to indebtedness and debt issuance costs to be amortized as non-cash adjustments to earnings. Normalized FAD includes adjustments for these types of non-cash items of a recurring nature typical to REITs and is further adjusted to reflect the cash outflows for recurring capital expenditures. Certain other costs that fluctuate that are not related to the recurring business are also excluded from Normalized FAD.

The Company defines Normalized FAD as Normalized FFO excluding straight-line rent revenue adjustments, amortization of lease incentives, non-real estate depreciation and amortization expense, amortization of debt issuance costs and discounts and certain transaction costs. The Company also adjusts Normalized FAD for the net change in its credit loss reserves, share-based compensation expense, SHOP capital expenditures, deferred income tax expense, as well as certain non-cash items related to the Company’s equity method investment, such as straight-line lease expense and amortization of purchase accounting adjustments. The Company removes the impact of the above adjustments that are attributable to noncontrolling interests and holders of participating securities. Normalized FAD for each of the quarter and nine months ended September 30, 2026 and for the nine months ended September 30, 2025 included adjustments for transaction costs which related to transactions in the SHOP segment that the Company stopped pursuing during these periods.

NHI Reports Third Quarter 2026 Results

NOI

NOI is a non-GAAP supplemental financial measure used to evaluate the operating performance of real estate assets. The Company defines NOI as total revenues, less tenant reimbursements of property operating expenses and senior housing operating expenses. The Company believes NOI provides relevant and useful information to investors as it measures the operating performance of real estate assets at the property level on an unleveraged basis. The Company also uses NOI in making decisions about resource allocations to its operating segments.

Same Store

The Company defines Same Store as real estate properties owned, consolidated and operational for the full period in both comparative periods and that are not otherwise excluded; provided, however, that the Company may include selected properties that otherwise meet the Same Store criteria if they are included in substantially all of, but not a full, period for one or both of the comparative periods, and in management’s judgment such inclusion provides a more meaningful presentation of the Company’s segment performance.

Newly acquired properties, recently developed or redeveloped properties and properties undergoing an operator transition will be included in Same Store after five full quarters from the date of acquisition, transition or being placed into service. SHOP properties and properties with triple-net leases that have undergone operator or business model transitions will be included in Same Store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from Same Store if they are: (i) sold, classified as assets held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by significant disruptive events such as flood or fire; (iii) those properties that are currently undergoing a significant disruptive redevelopment; or (iv) those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.

NHI Reports Third Quarter 2026 Results

Condensed Consolidated Statements of Income
(unaudited and $ in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenues:
Rental income	$60,652	$62,178	$205,192	$201,314
Resident fees and services	47,706	21,177	129,545	49,333
Interest and other income	5,125	6,492	15,195	19,158
Total revenues	113,483	89,847	349,932	269,805
Expenses:
Depreciation and amortization	25,763	20,216	75,002	59,291
Interest expense	12,521	13,766	43,375	43,104
Senior housing operating expenses	36,188	16,253	98,114	37,502
Legal expense	1,050	134	1,800	2,655
Franchise, excise and other taxes	243	244	671	756
General and administrative expenses	8,005	6,311	24,679	19,265
Proxy contest and related expenses	—	—	—	1,572
Taxes and insurance on leased properties	2,749	2,610	8,295	8,411
Loan and realty losses (gains), net	9,717	(1,979)	9,608	(3,386)
Total expenses	96,236	57,555	261,544	169,170
Gains on dispositions of real estate properties	542,704	113	567,283	337
Other non-operating income	2,854	—	2,975	—
Income before income taxes and equity
method investment	562,805	32,405	658,646	100,972
Income tax expense	(279)	—	(1,011)	—
Gain from equity method investment	688	73	688	2,012
Net income	563,214	32,478	658,323	102,984
Add: Net loss attributable to noncontrolling interests	311	384	975	1,030
Net income attributable to stockholders	563,525	32,862	659,298	104,014
Less: Net income allocated to participating securities	(845)	(50)	(1,018)	(151)
Net income attributable to common stockholders	$562,680	$32,812	$658,280	$103,863

Weighted average common shares outstanding:
Basic	49,037,240	47,433,336	48,599,033	46,615,262
Diluted	49,041,952	47,623,623	48,696,008	46,774,872

Earnings per share:
Basic	$11.47	$0.69	$13.55	$2.23
Diluted	$11.47	$0.69	$13.52	$2.22

NHI Reports Third Quarter 2026 Results

Selected Condensed Consolidated Balance Sheet Data
($ in thousands)

	September 30,	December 31,
	2026	2025
	(unaudited)
Real estate properties, net	$2,534,822	$2,472,272
Mortgage and other notes receivable, net	209,445	203,296
Cash and cash equivalents	46,559	19,624
Restricted cash	231,738	—
Deposits on real estate acquisitions	108,309	—
Straight-line rents receivable	74,557	78,891
Assets held for sale, net	3,050	3,562
Other assets, net	34,975	19,242
Debt, net	1,040,329	1,163,814
National Health Investors, Inc. stockholders’ equity	2,089,956	1,521,543

NHI Reports Third Quarter 2026 Results

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial positions, results of operations, cash flows, funds from operations, dividend and dividend plans, financing opportunities and plans, capital market transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, acquisition integration, growth opportunities, expected rental income, continued qualification as a REIT, plans and objectives of management for future operations, continued performance improvements, ability to service and refinance debt obligations, ability to finance growth opportunities, and similar statements including, without limitation, those containing words such as “may”, “will”, “should”, “believes”, “anticipates”, “expects”, “intends”, “estimates”, “plans”, “projects”, “target”, “likely” and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Such risks and uncertainties include those risks and uncertainties which are described under the heading “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026. Many of these factors are beyond the control of the Company and its management. The Company assumes no obligation to update any forward-looking statements, except as required by law, and these statements speak only as of the date on which they are made. Investors are urged to carefully review and consider the various disclosures made by the Company in its periodic reports filed with the Securities and Exchange Commission (“SEC”), including the risk factors and other information in the above referenced Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Copies of these filings are available at no cost on the SEC’s website at https://www.sec.gov or on the Company’s website at www.nhireit.com.